Exhibit   99.1

                         Tri City Bankshares Corporation
                          INCOME STATEMENT (unaudited)

                              Twelve Months Ended         Three Months Ended
                              12/31/03     12/31/02     12/31/03     12/31/02
Interest Income             $33,456,289  $36,851,724  $ 8,128,288  $ 9,210,831
Interest Expense              5,083,972    7,839,458    1,196,534    1,706,009
                            -----------  -----------  -----------  -----------
Net Interest Income          28,372,317   29,012,266    6,931,754    7,504,822
Other Income                  8,851,641    8,407,337    1,831,683    2,471,585
Less:  Other Operating
         Expense             25,013,866   28,400,631    6,389,785    6,156,535
                            -----------  -----------  -----------  -----------
Income Before Income Tax     12,210,092    9,018,972    2,373,652    3,819,872
Provision for Income Tax      3,493,000    2,164,000      632,000    1,271,000
Net Income                  $ 8,717,092  $ 6,854,972  $ 1,741,652  $ 2,548,872
Net Income
        Per Common Share    $      1.07  $      0.86  $      0.21  $      0.32

BALANCE SHEET (unaudited) December 31, 2003 and 2002


ASSETS                             2003             2002       LIABILITIES & Equity               2003            2002
Cash and Due                 $  40,849,480    $  38,804,170    Non Interest Bearing         $ 148,813,891   $ 146,743,828
Investment Securities          170,541,123      162,622,215    Interest Bearing               407,210,017     396,440,422
                                                                                            -------------   -------------
Federal Funds Sold                    --         11,504,760    Total Deposits                 556,023,908     543,184,250
Total Loans                    412,274,928      397,783,699    Short Term Debt                 10,547,914       7,500,000
Reserve for Loan Losses         (5,289,467)      (5,118,705)   Other Liabilities                1,927,549       2,169,212
                             -------------    -------------                                 -------------   -------------
Net Loans                      406,985,461      392,664,994    Total Liabilities              568,499,371     552,853,462
Bank Premises & Equipment       21,892,460       22,188,798    Common Stock                     8,223,557       8,062,536
Other Assets                    14,514,691        4,906,791    Additional Paid-In Capital      14,010,617      11,243,342
                             -------------    -------------                                    64,049,670      60,532,388
                                                                                            -------------   -------------
                                                               Total Stockholders Equity       86,283,844      79,838,266
                                                                                            -------------   -------------
Total Assets                 $ 654,783,215    $ 632,691,728    Total Liabilities & Equity   $ 654,783,215   $ 632,691,728
                             =============    =============                                 =============   =============

Stock Valuation

The Corporation's stock is traded on the over-the-counter market under the trading symbol "TRCY." Trading in the Corporation's stock is limited and sporadic and the Corporation believes that no established trading market for the Corporation's stock exists. For purposes of the Corporation's Automatic Dividend Reinvestment Plan, the Board of Directors is required to establish the "Fair MarketValue" of the Corporation's stock on a quarterly basis based on factors set forth in the Dividend Reinvestment Plan. The following table sets forth the Fair Market Value established under the Dividend Reinvestment Plan over the past two years.

October 2003         $19.20             October 2002              $16.30
   July 2003          19.20                July 2002               15.70
  April 2003          17.50               April 2002               15.12
January 2003          17.00             January 2002               14.92